TRIDENT BRANDS INCORPORATED

AMENDMENT TO CONVERTIBLE PROMISSORY NOTES

This Amendment to Convertible Promissory Notes (this "Amendment") is entered into effective as of January 9, 2020 (the "Effective Date"), by and between Trident Brands Incorporated, a Nevada corporation (the "Company"), and Fengate Trident LP (the "Purchaser"). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Amended SPA (as defined below) or in the applicable Note.

RECITALS

WHEREAS, the Company and LPF (MCTECH) Investment Corp. ("LPF") (i) entered into that certain Securities Purchase Agreement dated as of September 26, 2016 (the "SPA") pursuant to which the Company issued to LPF a convertible promissory note in the amount of $4,100,000 (the "Convertible Note"), and (ii) the Company and LPF concurrently entered into a Convertible Promissory Note Amendment Agreement pursuant to which the Company amended certain features of two convertible notes previously purchased by LPF in the original principal amounts of US$1,800,000 and US$500,000, on February 5, 2015, and May 14, 2015, respectively (the "Prior Convertible Notes");

WHEREAS on April 28, 2017, LPF, the Labourers' Pension Fund of Central and Eastern Canada (the "Pension Fund"), the Company, and certain other parties, as part of a restructuring of the Pension Fund's invested assets, entered into a General Transfer and Assignment Agreement pursuant to which the SPA, the Convertible Note, Prior Convertible Notes, and certain other related agreements were, through a series of simultaneous transactions, transferred to the Purchaser;

WHEREAS on May 9, 2017, and on May 16, 2018, pursuant to the terms of the SPA, the Purchaser provided a second and third tranche of funding in the amounts of US$4,400,000 and US$1,500,000, respectively (the "Additional Convertible Notes" and, together with the Prior Convertible Notes and the Convertible Note, collectively, the "2016 Convertible Notes");

WHEREAS on November 30, 2018, the Company and the Purchaser entered into an amendment to the SPA (the SPA as amended, the "Amended SPA") pursuant to which the Company issued to the Purchaser a convertible promissory note in the amount of US$3,400,780 on the terms set forth in the Amended SPA (the "2018 Convertible Note");

WHEREAS on April 13, 2019, pursuant to the terms of the Amended SPA, the purchaser provided an additional tranche of funding in the amount of $2,804,187 (the "First 2019 Convertible Note");

WHEREAS on March 11, 2019, the Company and the Purchaser entered into an amendment to the 2016 Convertible Notes, the 2018 Convertible Note, and the First 2019 Convertible Note pursuant to which the Maturity Date of each such Note was extended to May 31, 2020;

WHEREAS on November 6, 2019, pursuant to the terms of the Amended SPA, the purchaser provided an additional tranche of funding in the amount of $3,795,033, of which $2,858,865.34 was funded in cash and $936,167.66 was withheld by the Purchaser in respect of certain prepaid interest (the "Second 2019 Convertible Note," and together with the 2018 Convertible Note and the First 2019 Convertible Note, the "Amended SPA Notes," and collectively, the Amended SPA Notes together with the 2016 Convertible Notes, the "Notes"); and

WHEREAS, Section 4.7 of the Notes provide that the Notes may not be modified or amended in any manner except in writing executed by the Company and the Purchaser.

NOW, THEREFORE, the Company and the Purchaser hereby agree that each of the Notes shall be amended by this Amendment, and the parties further agree as follows:

AGREEMENT

1. Effective Date of Amendment. This Amendment shall be effective in all respects as of the Effective Date set forth above.

2. Commitment to Convert 2016 Convertible Notes; Conversion Pricing. The Purchaser shall, subject to the provisions of Section 3 of this Amendment, convert all of the 2016 Convertible Notes in accordance with their terms on or before the earlier to occur of (i) the Maturity Date of the 2016 Convertible Notes and (ii) the Company raising equity and/or issuing any form of security for the purpose of providing new capital to the business in an amount of no less than US$2,000,000 on terms mutually acceptable to the Purchaser and the Company. Any such conversion of the 2016 Convertible Notes shall occur in a single conversion transaction (the "Conversion") at an amended "Conversion Price" that is equal to a 25% discount to the average closing price of the Common Stock for the 10 Trading Days immediately prior to the applicable Conversion Date. The term "Trading Day" shall mean any day on which the Common Stock is listed or quoted and traded on any other national securities exchange, market, trading or quotation facility on which the Common Stock is then listed or traded, or, if the Common Stock is not then listed or traded, any Business Day. For the avoidance of doubt, the Purchaser makes no commitment herein or otherwise to convert the Amended SPA Notes.

3. Conversion Subject to Regulatory Compliance. The Company acknowledges and agrees that the Purchaser (as an affiliate of a federally-regulated pension plan) is subject to Canadian pension fund rules and regulations (including those restrictions set out in Section 11 of Schedule III of the *Pension Benefits Standards Regulations*, 1985 (SOR/87-19), as incorporated by reference in Section 79 of regulation 909 under the *Pension Benefits Act* (Ontario)). These include a prohibition on the Purchaser from holding (whether investing directly or indirectly) securities of a corporation to which are attached 30 per cent or more of the votes that may be cast to elect the directors of that corporation (the "30% Rule"). As such, the Purchaser will only undertake the Conversion in accordance with this Amendment at a time when such Conversion can be structured and completed in a way that allows the Purchaser to remain in compliance with the 30% Rule and is suitable for the Purchaser. The Purchaser and the Company will cooperate to develop and implement a suitable and reasonable solution that ensures that the Purchaser remains in compliance with the 30% Rule upon the Conversion, which may include establishing

an additional class of shares at the Company that do not have the right to elect directors of the Company. Under no circumstance shall the Purchaser undertake the Conversion if it results in a breach of the 30% Rule.

4. Amendment to Maturity Date of the Amended SPA Notes. With respect to the three Amended SPA Notes, the defined term "Maturity Date" shall mean December 1, 2021 (subject in each case to the terms and conditions of the respective Notes).

5. Amendment to Section 1.2 of the Amended SPA Notes. Effective as of July 1, 2020, Section 1.2 of the three Amended SPA Notes is hereby amended and restated in its entirety as follows:

> "Section 1.2 Interest. The Principal Amount applicable to the Note shall bear interest from the Issuance Date at the rate of twelve percent (12%) per annum, calculated daily in arrears based on a three hundred and sixty (360) day year (the "Interest"). Interest shall accrue on the last day of each month on which this Note remains outstanding and shall be added to the Principal Amount."

6. Approval of Amendment. By their signatures below, the undersigned parties hereby adopt this Amendment.

7. Necessary Acts. The Company and the Purchaser hereby agree to perform any reasonable further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this Amendment and the transactions contemplated hereby.

8. Continued Validity. The Amended SPA and the Notes are each hereby amended wherever necessary to reflect the changes described above. Except as so amended hereby, the Amended SPA and the Notes shall remain in full force and effect in accordance with their respective terms and are hereby ratified. Nothing herein shall affect the security pledge in connection with the Notes or Purchaser's rights with respect thereto.

9. Governing Law. This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York.

10. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Executed signatures transmitted electronically will be accepted and considered duly executed.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the Effective Date.

TRIDENT BRANDS INCORPORATED

By: [signature]
Name: SCOTT CHAPMAN
Title: PRESIDENT

FENGATE TRIDENT LP

By: Fengate Trident GP Inc., its General Partner

By: [signature]
Name: Heather Crawford
Title: Secretary

[Signature Page – Trident Brands Incorporated – January 9, 2020 Amendment to Convertible Promissory Notes]